UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 27, 2008

Remote Knowledge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-106247	74-1664837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3657 Briarpark Drive, Suite 100
Houston, Texas 77042
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (281) 599-4800

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
and
Item 2.03 Creation of a Direct Financial Obligation

On August 21, 2008, Remote Knowledge, Inc. (the “Company”) entered into a credit agreement with SLW International, LLC, a Delaware limited liability company (“SLWI”), pursuant to which SLWI agreed to lend to the Company Eight Hundred Thousand Dollars ($800,000)(the “Senior Loan”).  The Senior Loan was made in accordance with, and secured by, a note (the “Senior Note”) and security agreement (the “Senior Security Agreement”) between the Company and SLWI, both more particularly described on the exhibits attached hereto.  The Senior Note constituted a renewal, extension and conversion of a prior promissory note issued by the Company to Muragai, LLC, a Delaware limited liability company (“Muragai”), previously assigned to SLWI.

On August 21, 2008, (the “Closing Date”), the Company also entered into a Credit Agreement (the “Credit Agreement”) made between it and a group of accredited investors represented by Muragai (such group being collectively referred to herein as “Lenders”), under which Lenders agree to extend credit to the Company in the form of a convertible advancing term loan (the “Junior Loan”) in the principal amount of Four Million Dollars ($4,000,000) (the “Loan Funds”). The Credit Agreement provides for the Loan Funds to be advanced to the Company in increments following requests by the Company, as may be made from time to time, up to the total committed Loan Funds.  The Junior Loan is made in accordance with, and secured by a note (the “Junior Note”) and security agreement (the “Junior Security Agreement ”) between the Company and Lenders, both of which are attached as exhibits.

A mandatory prepayment of the advanced Loan Funds may be required by Lenders after the Company has achieved a positive cash flow (as defined according to the terms of the Credit Agreement) for any three consecutive fiscal quarters.   The total principal advanced, and accrued interest thereon, under the Credit Agreement is due and payable August 21, 2013.  Interest accrues on any advanced funds at the rate of twelve percent (12%) per annum or the maximum, nonusurious rate allowed by law, whichever is lesser.  Accrued and unpaid interest must be paid upon the payment or prepayment of any advanced Loan Funds; upon a request by Lenders made after the Company has achieved a positive cash flow for at least one fiscal quarter, in an amount reasonably determined by Lenders; and on the maturity date.

Lenders may convert the convertible advancing term loan into shares of common stock of the Company at the fixed conversion price of Zero and 04/100 Dollars ($0.04) per share.  A minimum amount of Two Hundred Thousand Dollars ($200,000) of outstanding Loan Funds shall be converted per request.  Lenders’ conversion rights extend to both principal and accrued interest on advanced Loan Funds, subject to the Company’s right to prepay any accrued interest in lieu of conversion.

In connection with the financing transaction, the Company agreed to pay to Muragai, an arrangement fee in the amount of Fifty Thousand Dollars ($50,000) on the Closing Date.

Item 3.02 Unregistered Sales of Equity Securities

Information related to the sale of debt securities provided in response to Item 1.01 and 2.03 hereinabove, are incorporated here by reference.

In connection with the Credit Agreement, the Company issued to Lenders warrants executable for shares of the Company’s common stock in the aggregate amount of fifteen million (15,000,000) shares (the “Lender Warrants”).  The Lender Warrants bear an exercise price of Zero and 04/100 Dollars ($0.04) per share, and are exercisable for a period of ten (10) years from the Closing Date.

As a condition of the Credit Agreement, the Company also entered into settlements with several general creditors, including current and former employees, under which outstanding debts of the Company were settled in exchange for issuance of common stock.  Such common stock was issued at the price of Zero and 75/100 Dollars ($0.75) per share.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2008, the following Company Directors tendered their resignation: D. Henry Houston; William H. Moody.

On August 21, 2008, Mr. Farid Nagji, Mr. Ric A. Gijon, and Mr. L. Byron Way were elected to the board of directors, filling existing vacancies.  Subsequently, the following Company directors tendered their resignation: Randy Bayne; Richard C. Webb; and Steve Phelps.

On August 21, 2008, the Company appointed the following persons to the indicated positions:

Mr. Farid Nagji – Chairman;
Mr. Rick A. Gijon (Age 54)  – Chairman of the Audit Committee;
C. Gregory Peters (Age 42) – Chief Executive Officer;
Mr. Mark Van Eman (Age 43)  – Chief Operating Officer.
Mr. Randy Bayne (Age 44) – President of Sales and Marketing

Mr. Nagji is currently Senior Vice President, Chief Information Officer, and Risk Officer for a subsidiary of Bermuda-Based Insurance Group Argo Group International Holdings, Ltd.

Mr. Gijon received a Masters in Business Administration from the Harvard University Graduate School of Business in 1979.  He served in the U.S. Army; his last assignment was that of budget officer for the Director of Personnel and Community Affairs of Fort Drum, New York.  Mr. Gijon also worked as an auditor for the firm of KPMG from 1982 to 1986.  At KPMG he received special training as a statistical audit specialist.  After leaving KPMG he worked in various financial executive positions with several private and public companies. In the past five years he worked for HCC Insurance Holdings, Inc., where he served as Corporate Controller and Special Projects Officer, and for SureTec Holding Corp., an affiliate of HCC Insurance Holdings, Inc., where he served as CFO. Mr. Gijon is currently Chief Financial Officer of Muragai, LLC.

Mr. Peters previously served as President of Muragai LLC, a private equity investment vehicle. Mr. Peters also previously served as a senior analyst at Raymond James working in the Equity Research department. During the last 15 years, Mr. Peters has been nationally recognized by the Wall Street Journal, Reuters and Star Mine as a top-ranked analyst. Mr. Peters serves as Chairperson of the New York Society of Security Analysts Annual Insurance Conference. Mr. Peters has a Bachelor of Arts degree from Drake University and received an MBA (with honors) from the Kellstadt Graduate School of Business.

Effective August of 2008, Mr. Van Eman rejoined the Company as its Chief Operating Officer, which includes responsibility for the entire operations of the Company, including the communications network, data management platforms, engineering, manufacturing and customer support.  Prior to that, he held the same position for Consolidated Resorts Media, a wholly owned subsidiary of Consolidated Resorts, Inc., which is a time share company owned by Goldman Sachs.  Prior to Consolidated, Mr. Van Eman had been with Remote Knowledge since August of 2002 and served as its Senior Vice President of Operations.  Mr. Van Eman has over 20 years experience in the communications and call center industry with strong technical expertise in high tech communications products and services.  Mr. Van Eman holds a B.B.A. from the University of Texas in Austin.

Mr. Bayne has been employed by the Company since 1981 and founded Remote Knowledge’s current business in 1998 within its former consumer electronics and appliance business and has served as a Director and Chief Executive Officer from December 1999 to August 21, 2008 and as our President from June 2002 to August 21, 2008.  He currently serves as President of Sales and Marketing.

The Company further authorized annual salaries to the following Company officers, in the indicated amounts:

C. Gregory Peters– $150,000
Randy Bayne – $175,000
Mark Van Eman– $225,000

In connection with the change of certain executives’ positions within the Company, the Company agreed to grant restricted shares of the Company’s common stock under the Company’s Omnibus Stock Incentive Compensation Plan 2006 to the persons, and in the amounts, as follows:

C. Gregory Peters - One Million (1,000,000) shares of common stock with a value of Zero and 04/100 Dollars ($0.04) per share.

Randy Bayne - One Million (1,000,000) shares of common stock with a value of Zero and 04/100 Dollars ($0.04) per share.

Mark Van Eman - Five Hundred Thousand (500,000) shares of common stock with a value of Zero and 04/100 Dollars ($0.04) per share.

The aforementioned grants vest contingent and upon the Company reaching certain product development and sales benchmarks, and subject to certain terms and conditions to be deemed appropriate by the chairman of the board.

The Company agreed to grant warrants to purchase restricted shares of the Company’s common stock to its Directors as follows:

Farid Nagji - Five Hundred Thousand (500,000) shares of common stock at the purchase price of Zero and 04/100 Dollars ($0.04) per share.

Ric Gijon - Three Hundred Fifty Thousand (350,000) shares of common stock at the purchase price of Zero and 04/100 Dollars ($0.04) per share.

L. Byron Way - Three Hundred Fifty Thousand (350,000) shares of common stock at the purchase price of Zero and 04/100 Dollars ($0.04) per share.

Dan Granader - Three Hundred Fifty Thousand (350,000) shares of common stock at the purchase price of Zero and 04/100 Dollars ($0.04) per share.

Item 5.03 Amendments to Bylaws

On August 21, 2008, the Company’s Board of Directors voted to amend the Company’s Bylaws to change the number of Directors of the Company from nine (9) to five (5).

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements.
None.

(b)	Exhibits
10.1 - Form of Senior Convertible Note
10.2 - Form of Security Agreement (Senior)
10.3 - Form of Credit Agreement,
10.4 - Form of Junior Convertible Note
10.5 - Form of Security Agreement (Junior)
10.6 - Form of Warrant to Purchase Common Stock of Remote Knowledge, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMOTE KNOWLEDGE, INC.

Date: August 27, 2008	By:	/s/ C. Gregory Peters
C. Gregory Peters, Chief Executive Officer